Exhibit 99.1

Calumet Specialty Products Partners, L.P. Reports First Quarter 2024 Results

•	First quarter 2024 net loss of $41.6 million, or Limited partners’ interest of $0.51 basic net loss per unit
•	First quarter 2024 Adjusted EBITDA of $21.6 million
●	Plan to convert structure from a Master Limited Partnership to a C-Corp is on track
●	Montana Renewables (“MRL”) improved sequentially through the quarter, posted positive EBITDA in March 2024, and operated at planned production levels in April
●	MRL remains the largest SAF producer in the Western Hemisphere with 30 million gallons annual capacity
●	Shreveport turnaround completed successfully during the first quarter of 2024

INDIANAPOLIS — (PR NEWSWIRE) — May 10, 2024 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” “we,” “our” or “us”), today reported results for the first quarter ended March 31, 2024, as follows:

	Three Months Ended March 31,
	2024	2023

	(Dollars in millions, except per unit data)
Net income (loss)	$(41.6)	$18.6
Limited partners’ interest basic net income (loss) per unit	$(0.51)	$0.23
Adjusted EBITDA	$21.6	$77.3

	Specialty Products and Solutions		Performance Brands		Montana/Renewables
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2024	2023	2024	2023	2024	2023

	(Dollars in millions, except per barrel data)
Gross profit (loss)	$85.3	$109.9	$22.3	$23.6	$(29.1)	$(36.9)
Adjusted EBITDA	$41.8	$76.0	$13.4	$16.4	$(14.5)	$4.8
Gross profit (loss) per barrel	$15.77	$21.22	$154.86	$185.83	$(14.16)	$(22.91)

“We’re anticipating an exciting and strategically important spring and summer at Calumet as we remain on pace to complete our C-Corp conversion and demonstrate the competitive advantages of Montana Renewables. Further, our DOE loan process and MaxSAF project preparation are progressing well,” said Todd Borgmann, CEO. “We enter the second quarter with solid operating momentum after executing a successful turnaround at our Shreveport facility and sequential monthly financial and operational improvement at Montana Renewables. MRL ended the first quarter by generating positive EBITDA in March, which continued into April. First quarter financial results were also affected by the sharp run-up in crude price that compressed specialty and wholesale asphalt margins, and by the annual winter closure of our Montana retail asphalt rack, which is now open and gearing up for the paving season.”

Specialty Products and Solutions (SPS): The SPS segment reported Adjusted EBITDA of $41.8 million during the first quarter of 2024 compared to Adjusted EBITDA of $76.0 million for the same quarter a year ago, largely due to a return to near mid-cycle levels in the fuel market.

Performance Brands (PB): The PB segment reported Adjusted EBITDA of $13.4 million during the first quarter of 2024. This compares to Adjusted EBITDA of $16.4 million in the first quarter of 2023, which included the receipt of a $5.0 million insurance claim.

Montana/Renewables (MR): The MR segment reported $(14.5) million of Adjusted EBITDA during the first quarter of 2024 compared to Adjusted EBITDA of $4.8 million in the prior year period. First quarter results reflect the impact of old, high priced inventory in our Montana Renewables business, while our specialty asphalt refinery saw seasonal weakness in fuels and compressed realizations in wholesale asphalt which lagged the sharp run up in crude cost.

Corporate: Total corporate costs represent $(19.1) million of Adjusted EBITDA for the first quarter 2024. This compares to $(19.9) million of Adjusted EBITDA in the first quarter 2023.

2029 Secured Notes: On March 7, 2024, the Company issued and sold $200.0 million in aggregate principal amount of a new series of the Issuers’ 9.25% Senior Secured First Lien Notes due 2029 (the “2029 Secured Notes”) in a private placement transaction in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The 2029 Secured Notes were issued at par for proceeds of $200.0 million, before estimated transaction expenses. The Company used the net proceeds from the private placement of the 2029 Secured Notes, together with cash on hand, to redeem all of its outstanding 9.25% Senior Secured First Lien Notes due 2024 and $50.0 million aggregate principal amount of its outstanding 11.00% Senior Notes due 2025 (the “2025 Notes”).

Operations Summary

The following table sets forth information about the Partnership’s continuing operations. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased blendstocks such as ethanol and specialty blendstocks, as well as the resale of crude oil.

	Three Months Ended March 31,
	2024	2023

	(In bpd)
Total sales volume (1)	83,602	76,856
Total feedstock runs (2)	71,548	71,559
Facility production: (3)
Specialty Products and Solutions:
Lubricating oils	11,187	10,297
Solvents	7,179	8,321
Waxes	1,407	1,375
Fuels, asphalt and other by-products	31,915	34,473
Total Specialty Products and Solutions	51,688	54,466
Montana/Renewables:
Gasoline	3,547	4,406
Diesel	2,703	2,651
Jet fuel	355	509
Asphalt, heavy fuel oils and other	4,147	4,229
Renewable fuels	8,243	5,030
Total Montana/Renewables	18,995	16,825

Performance Brands	1,583	1,931

Total facility production (3)	72,266	73,222

(1)

Total sales volume includes sales from the production at our facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third-party customers. Total sales volume includes the sale of purchased blendstocks.

(2)	Total feedstock runs represent the barrels per day of crude oil and other feedstocks processed at our facilities and at certain third-party facilities pursuant to supply and/or processing agreements.
(3)	The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and production of finished products and volume loss.

Webcast Information

A conference call is scheduled for 9:00 a.m. ET on May 10, 2024 to discuss the financial and operational results for the first quarter of 2024. Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Partnership's website at www.calumetspecialty.investorroom.com/events. Interested parties may also participate in the call by dialing (844) 695-5524. A replay of the conference call will be available a few hours after the event on the investor relations section of the Partnership's website, under the events and presentations section and will remain available for at least 90 days.

About the Partnership

Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) manufactures, formulates, and markets a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Additional Information and Where to Find It

This communication relates to the proposed corporate reorganization between the Partnership and Calumet, Inc. (“New Calumet”). This communication may be deemed to be solicitation material in respect of the proposed corporate transition of the Partnership to New Calumet, a newly formed Delaware corporation (the “Conversion”). The proposed Conversion will be submitted to the Partnership’s unitholders for their consideration. In connection with the proposed Conversion, the Partnership and New Calumet have prepared and filed with the SEC a registration statement on Form S-4 (the “Form S-4”) containing a proxy statement/prospectus (the “Proxy Statement/Prospectus”) to be distributed to the Partnership’s unitholders in connection with the Partnership’s solicitation of proxies for the vote of the Partnership’s unitholders in connection with the proposed Conversion and other matters as described in such Proxy Statement/Prospectus. The Proxy Statement/Prospectus will also serve as the prospectus relating to the offer of the securities to be issued to the equityholders of the Partnership and Calumet GP, LLC (the “General Partner”) in connection with the completion of the proposed Conversion. The Partnership and New Calumet may file other relevant documents with the SEC regarding the proposed Conversion. The definitive Proxy Statement/Prospectus will be mailed to the Partnership’s unitholders when available. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED CONVERSION, INVESTORS AND UNITHOLDERS AND OTHER INTERESTED PERSONS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED CONVERSION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED CONVERSION.

The Proxy Statement/Prospectus, any amendments or supplements thereto and other relevant materials, and any other documents filed by the Partnership or New Calumet with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov or free of charge from the Partnership at www.calumet.com or by directing a written request to the Partnership at 2780 Waterfront Parkway East Drive, Indianapolis, Indiana 46214.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Partnership, the General Partner and certain of the General Partner’s executive officers, directors, other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed Conversion. Information regarding the General Partner’s directors and executive officers is available in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 29, 2024 (the “Annual Report”). To the extent that holdings of the Partnership’s securities have changed from the amounts reported in the Annual Report, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge from the sources indicated above. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained, or will be contained, in the Form S-4, the Proxy Statement/Prospectus and other relevant materials relating to the proposed Conversion filed or to be filed with the SEC when they become available. Unitholders and other investors should read the Proxy Statement/Prospectus carefully when it becomes available before making any voting or investment decisions.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “forecast,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) demand for finished products in markets we serve, (ii) our expectation regarding our business outlook and cash flows, including with respect to the Montana Renewables business and our plans to de-leverage our balance sheet, (iii) our expectation regarding anticipated capital expenditures and strategic initiatives, (iv) our ability to meet our financial commitments, debt service obligations, debt instrument covenants, contingencies and anticipated capital expenditures, (v) the expected benefits of the Conversion to the Partnership and its unitholders and (vi) the anticipated completion of the Conversion and the timing thereof. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our current expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisition or disposition transactions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty products, fuels, renewable fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products, fuel products, and renewable fuel products that meet our customers’ unique and precise specifications; the marketing of alternative and competing products; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuel Standard, including the prices paid for renewable identification numbers (“RINs”); shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market, business or political conditions, including inflationary pressures, instability in financial institutions, the prospect of a shutdown of the U.S. federal government, general economic slowdown or a recession, political tensions, conflicts and war (such as the ongoing conflicts in Ukraine and the Middle East and their regional and global ramifications).

For additional information regarding factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including the risk factors and other cautionary statements in our latest Annual Report on Form 10-K and other filings with the SEC.

We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law. Certain public statements made by us and our representatives on the date hereof may also contain forward-looking statements, which are qualified in their entirety by the cautionary statements contained above.

Non-GAAP Financial Measures

Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with generally accepted accounting principles (“GAAP”). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance measures along with certain key operating metrics.

We use the following financial performance measures:

EBITDA: We define EBITDA for any period as net income (loss) plus interest expense (including amortization of debt issuance costs), income taxes and depreciation and amortization. Historically, we considered net income (loss) to be the most directly comparable GAAP measure to EBITDA. We believe net income (loss) is the most directly comparable GAAP measure to EBITDA.

Adjusted EBITDA: We define Adjusted EBITDA for any period as: EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, extinguishment costs, premiums and penalties; (f) any net gain or loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) amortization of turnaround costs; (h) LCM inventory adjustments; (i) the impact of liquidation of inventory layers calculated using the LIFO method; (j) RINs mark-to-market adjustments; and (k) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.

Distributable Cash Flow: We define Distributable Cash Flow for any period as Adjusted EBITDA less replacement and environmental capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense), gain (loss) from unconsolidated affiliates, net of cash distributions and income tax expense (benefit).

Specialty Products and Solutions segment Adjusted EBITDA Margin: We define Specialty Products and Solutions segment Adjusted EBITDA Margin for any period as Specialty Products and Solutions segment Adjusted EBITDA divided by Specialty Products and Solutions segment sales.

The definition of Adjusted EBITDA that is presented in this press release is similar to the calculation of (i) “Consolidated Cash Flow” contained in the indentures governing the 2025 Notes, our 8.125% Senior Notes due 2027 (the “2027 Notes”), our 9.75% Senior Notes due 2028 (the “2028 Notes”), and our 9.25% Senior Secured First Lien Notes due 2029 (the “2029 Secured Notes”) and (ii) “Consolidated EBITDA” contained in the credit agreement governing our revolving credit facility. We are required to report Consolidated Cash Flow to the holders of our 2025 Notes, 2027 Notes, 2028 Notes, and 2029 Secured Notes and Consolidated EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our most recent Annual Report on Form 10-K and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.

These non-GAAP measures are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;
•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure;
•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities; and
•	our operating performance excluding the non-cash impact of LCM and LIFO inventory adjustments, RINs mark-to-market adjustments, and depreciation and amortization.

We believe that these non-GAAP measures are useful to analysts and investors, as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to fund our capital requirements and to pay interest on our debt obligations. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.

EBITDA, Adjusted EBITDA, and Distributable Cash Flow should not be considered alternatives to Net income (loss), Operating income (loss), Net cash provided by (used in) operating activities, gross profit (loss) or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, and Distributable Cash Flow management recognizes and considers the limitations of these measurements. EBITDA and Adjusted EBITDA do not reflect our liabilities for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA, and Distributable Cash Flow are only a few of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA, and Distributable Cash Flow may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, and Distributable Cash Flow in the same manner. Please see the section of this release entitled “Non-GAAP Reconciliations” for tables that present reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to Net income (loss), our most directly comparable GAAP financial performance measure.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except unit and per unit data)

	Three Months Ended March 31,
	2024	2023
		(As restated)
Sales	$1,005.8	$1,037.3
Cost of sales	927.3	940.7
Gross profit	78.5	96.6
Operating costs and expenses:
Selling	13.7	13.5
General and administrative	23.3	37.1
Other operating expense	5.2	3.0
Operating income	36.3	43.0
Other income (expense):
Interest expense	(60.8)	(49.2)
Gain (loss) on derivative instruments	(16.9)	25.5
Other expense	—	(0.2)
Total other expense	(77.7)	(23.9)
Net income (loss) before income taxes	(41.4)	19.1
Income tax expense	0.2	0.5
Net income (loss)	$(41.6)	$18.6
Allocation of net income (loss) to partners
Net income (loss) attributable to partners	$(41.6)	$18.6
Less:
General partner’s interest in net income (loss)	(0.8)	0.4
Net income (loss) attributable to limited partners	$(40.8)	$18.2
Weighted average limited partner units outstanding:
Basic	80,352,403	79,830,671
Diluted	80,352,403	79,939,985
Limited partners’ interest basic net income (loss) per unit:
Limited partners’ interest	$(0.51)	$0.23
Limited partners’ interest diluted net income (loss) per unit:
Limited partners' interest	$(0.51)	$0.23

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	March 31, 2024	December 31, 2023
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$23.9	$7.9
Accounts receivable
Trade, less allowance for credit losses of $1.4 million and $1.2 million, respectively	289.4	252.4
Other	49.6	33.8
	339.0	286.2
Inventories	403.1	439.4
Derivative assets	5.5	9.6
Prepaid expenses and other current assets	40.2	51.6
Total current assets	811.7	794.7
Property, plant and equipment, net	1,486.0	1,506.3
Other noncurrent assets, net	433.9	450.3
Total assets	$2,731.6	$2,751.3
LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)
Current liabilities:
Accounts payable	$321.1	$322.0
Accrued interest payable	41.3	48.7
Accrued salaries, wages and benefits	68.4	87.1
Obligations under inventory financing agreements	55.6	190.4
Current portion of RINs obligation	212.7	277.3
Other current liabilities	99.0	131.5
Current portion of long-term debt	26.3	55.7
Total current liabilities	824.4	1,112.7
Other long-term liabilities	135.7	53.6
Long-term debt, less current portion	2,055.6	1,829.7
Total liabilities	$3,015.7	$2,996.0
Commitments and contingencies
Redeemable noncontrolling interest	$245.6	$245.6
Partners’ capital (deficit):
Limited partners’ interest (80,223,093 units and 79,967,363 units, issued and outstanding at March 31, 2024 and December 31, 2023, respectively)	$(523.1)	$(484.4)
General partner’s interest	0.5	1.3
Accumulated other comprehensive loss	(7.1)	(7.2)
Total partners’ capital (deficit)	(529.7)	(490.3)
Total liabilities and partners’ capital (deficit)	$2,731.6	$2,751.3

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended March 31,
	2024	2023

	(In millions)
Operating activities		(As Restated)
Net income (loss)	$(41.6)	$18.6
Non-cash RINs gain	(64.6)	(32.1)
Unrealized (gain) loss on derivative instruments	17.5	(41.0)
Other non-cash activities	47.8	66.3
Changes in assets and liabilities	(53.1)	(38.5)
Net cash used in operating activities	(94.0)	(26.7)
Investing activities
Additions to property, plant and equipment	(20.0)	(130.4)
Net cash used in investing activities	(20.0)	(130.4)
Financing activities
Proceeds from borrowings — revolving credit facility	596.8	559.0
Repayments of borrowings — revolving credit facility	(423.7)	(437.0)
Proceeds from borrowings — MRL revolving credit agreement	32.0	18.7
Repayments of borrowings — MRL revolving credit agreement	(22.3)	—
Proceeds from borrowings — senior notes	200.0	—
Repayments of borrowings — senior notes	(179.0)	—
Proceeds from inventory financing	280.7	388.5
Payments on inventory financing	(336.8)	(404.1)
Proceeds from other financing obligations	—	20.8
Payments on other financing obligations	(17.0)	(12.8)
Net cash provided by financing activities	130.7	133.1
Net increase (decrease) in cash, cash equivalents and restricted cash	16.7	(24.0)
Cash, cash equivalents and restricted cash at beginning of period	14.7	35.2
Cash, cash equivalents and restricted cash at end of period	$31.4	$11.2
Cash and cash equivalents	$23.9	$11.2
Restricted cash	$7.5	$—
Supplemental disclosure of non-cash investing activities
Non-cash property, plant and equipment additions	$25.2	$95.1

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

NON-GAAP RECONCILIATIONS

RECONCILIATION OF NET INCOME (LOSS)

TO EBITDA, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW

(In millions)

	Three Months Ended March 31,
	2024	2023

	(In millions)
	(Unaudited)
Reconciliation of Net income (loss) to EBITDA, Adjusted EBITDA and Distributable Cash Flow:
Net income (loss)	$(41.6)	$18.6
Add:
Interest expense	60.8	49.2
Depreciation and amortization	36.0	29.5
Income tax expense	0.2	0.5
EBITDA	$55.4	$97.8
Add:
LCM / LIFO loss	$9.0	$19.7
Unrealized gain on derivative instruments	(35.7)	(41.0)
Debt extinguishment costs	0.2	—
Amortization of turnaround costs	9.4	7.7
RINs mark-to-market gain	(71.1)	(46.1)
Equity-based compensation and other items	(7.3)	9.0
Other non-recurring expenses (1)	60.8	29.5
Noncontrolling interest adjustments	0.9	0.7
Adjusted EBITDA	$21.6	$77.3
Less:
Replacement and environmental capital expenditures (2)	$16.7	$17.2
Cash interest expense (3)	58.8	47.7
Turnaround costs	5.5	7.1
Income tax expense	0.2	0.5
Distributable Cash Flow	$(59.6)	$4.8

(1)

For the three months ended March 31, 2024, other non-recurring expenses included a $51.9 million realized loss on derivatives related to the embedded derivatives for our inventory financing arrangements. For the three months ended March 31, 2023, other non-recurring expenses included a $28.4 million charge to cost of sales for losses under firm purchase commitments.

(2)

Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(3)	Represents consolidated interest expense less non-cash interest expense.